                                                                    EXHIBIT 99.2

                                REVOCABLE PROXY

                           MIDWEST BANCSHARES, INC.

                        ANNUAL MEETING OF STOCKHOLDERS
                       to be Held on ____________, 1999

      The undersigned hereby appoints the Board of Directors of Midwest Bancshares, Inc. (the "Company"), with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held at the main office of the Company, 3225 Division Street, Burlington, Iowa, on ____________, 1999 at 2:00 p.m. Central time, and at any and all adjournments and postponements thereof.

      1. The adoption of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 2, 1999, by and between Mahaska Investment Company and the Company


                FOR                 AGAINST                 ABSTAIN

      2. The election as directors of all nominees listed below (except as marked to the contrary)

                        FOR              VOTE WITHHELD

            INSTRUCTION:     TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL
            NOMINEE, STRIKE A LINE IN THAT NOMINEE'S NAME IN THE LIST BELOW.

                  HENRY L. HIRSCH                    ROBERT D. MASCHMANN

      3. The ratification of the appointment of KPMG Peat Marwick LLP as auditors of the Company for the fiscal year ending December 31, 1999

                FOR                 AGAINST                 ABSTAIN

      In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AND THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      Should the undersigned be present and elect to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

      The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Meeting and a Joint Proxy Statement/Prospectus.

Dated:                 , 1999
      -----------------
                                          Signature of Stockholder


                                          Signature of Stockholder

Please sign exactly as your name(s) appear(s) above. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

      PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE